Exhibit 99.2

Amesite and Conner Prairie Announce Launch of Conner Prairie Learning Portal, which includes a Digital Membership with the Ability to Reach Millions of Visitors

DETROIT, August 25, 2022 (GLOBE NEWSWIRE) -- Amesite Inc. (NASDAQ: AMST), a leading artificial intelligence software company offering a cloud-based learning platform and content creation services for business, university, non-profit, and government agency learning and upskilling, announces today it is launching the Conner Prairie Learning Portal to deliver eLearning powered by Amesite on Monday, August 29, 2022. The launch features the course “Exploring Your Curiosity Through Storytelling”.

The Conner Prairie Learning Portal, an online Learning Community Environment® (LCESM), will offer K-12 programs for teachers, parents, and students, all delivered in a digital, easy-to-use, and collaborative format.

New capabilities on Conner Prairie’s LCESM include a 3D interactive virtual tour of Conner Prairie using SCORM (Dynamic Lecture) content – a feature previously not offered to Amesite partners – and Amesite’s eCommerce solution. The eCommerce solution supports subscription-based bundles that learners can purchase to gain access to all of Conner Prairie’s digital offerings through the Amesite platform.

“Conner Prairie learned the importance of providing digital learning during COVID shutdown and limited visitor capacity,” said Norman Burns, President and CEO of Conner Prairie. “Though we serve 400,000 visitors annually onsite, we seek to do even more to fulfill our mission to inspire curiosity and foster learning by providing engaging and individualized experiences for everyone. By engaging our patrons through a digital learning experience – and in partnership with Amesite, we are prepared to scale up our offerings through a subscription-based SaaS model. We aspire to change the way the world views and uses museums while making Conner Prairie a place always open to a diversity of voices and limitless experiences. The new Conner Prairie Learning Portal will allow our doors to be open to individualized experiences for everyone, anywhere, at any time.”

“This model is exactly how our partners best-serve their patrons, and turn into million-dollar revenue generators,” commented Dr. Ann Marie Sastry, Amesite’s Founder and CEO. “Amesite is pleased to help museums on this journey and looks forward to scaling present partners.”

According to Statista, the market size of the US museum industry reached $15.4B in 2021 [1]. Research and Markets forecasts the global digital twin market to reach $54.6B by 2027, at a CAGR of 31.7% from 2022-2027 [2].

About Amesite Inc.

Amesite is an ed-tech, SaaS company with the most advanced artificial intelligence-driven online learning platform in the industry, providing both content creation and a best-in-class infrastructure for the multi-billion-dollar online learning markets in business and education. For more information, visit www.amesite.io.

About Conner Prairie

Spanning more than 1,000 wooded acres in Central Indiana, Conner Prairie welcomes more than 400,000 visitors of all ages annually. As Indiana’s first Smithsonian Affiliate, Conner Prairie offers various outdoor, historically themed encounters and indoor experiential learning spaces that combine history and art with science, technology, engineering, agriculture, and math to offer an authentic look into history that shapes society today. Conner Prairie is a 501(c)3, nonprofit organization – accredited by the American Alliance of Museums – that relies on grants and philanthropic donations from individuals, corporations, and foundations for sustainability and growth. For more information visit ConnerPrairie.org.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company, the Company’s planned online machine learning platform, the Company’s business plans, any future commercialization of the Company’s online learning solutions, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Christine Petraglia

TraDigital IR

(917) 633-8980

christine@tradigitalir.com

Sources:

[1] https://www.statista.com/statistics/1174784/museum-industry-market-size-us

[2] https://www.researchandmarkets.com/reports/5562576/digital-twin-market-global-industry-trends